CONVENTIONAL LOAN DOCUMENT

<u>($50,000.00)</u> January 6, 2006

For Good and valuable consideration, for which Lender acknowledges receipt of, Lender agrees to loan Garb-Oil & Power Corporation (Borrower), a Utah Corporation, the sum of $50,000.00 under the following terms and conditions:

On or before January 6, 2007 (Borrower) herewith agrees to repay lender, or assigns, in lawful money of the United States of America, the principal and total sum of $50,000.00.

<u>The Fifty Thousand ($50,000.00) Dollars Loan is Secured by all tangible and intangible assets of the borrower including but not limited to Patents, Rights, Contacts and/or any other assets owned by the company in subsidiaries or other business interests of borrower.</u>

Borrower has pending sales for Urea, Wall Boards, Cement and other large commodity items from which it intends to distribute a portion as repayment of loan. These sales are currently in negotiation for delivery on a monthly basis from which payment will be made as follows.

One ($1.00) Dollar per ton from each ton of Cement and Urea sold will be deducted from each sale and allocated to lender until the Loan has been paid in full. In addition to the One $1.00 Dollar per ton amount deducted from Cement and Urea an amount of Ten ($0.10) Cents per Dry wall sheet can be deducted and applied to the loan for the full amount of Loan.

Sales for Cement are made on a minimum basis of 50,000 tons monthly; Urea sales are also made on a minimum basis of 50,000 tons per month. In addition to the Cement and Urea sales Dry Wall sales are made on a basis of large numbers, usually 1,000,000 sheets per sale, which would allow up to One hundred thousand ($100,000.00) Dollars from which $50,000.00 will be given to Lender for full payment of loan.

No waiver by Lender or any participant of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy.

The occurrence of any of the following events shall constitute an Event of Default under this note: (a) the undersigned shall fail to make any payment of principal due hereunder for more than five business days after the due date thereof, or shall fail to make any payment of interest due hereunder for more than thirty days after the due date thereof; (b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of

indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or (c) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue un-stayed and in effect for a period of 90 consecutive days.

The substantive laws of the State of Utah shall govern the validity, construction, enforcement and interpretation of this note.

In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the City of Salt Lake City and State of Utah.

GARB-OIL & POWER CORPORATION

John C. Brewer

John C. Brewer, President

LTD II ENTERPRISES
1209W 1800N
Lehi, UT 84043

M Thomas Day II

LENDER